UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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MENTOR GRAPHICS CORPORATION

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MENTOR GRAPHICS CORPORATION

SUPPLEMENT TO NOTICE OF ANNUAL MEETING AND PROXY

On April 10, 2006, Mentor Graphics Corporation filed a definitive proxy statement in connection with its 2006 Annual Meeting of Shareholders with the Securities and Exchange Commission. The following supplemental information is being made available to shareholders of Mentor Graphics Corporation on May 1, 2006.

Director Compensation

The following table sets forth the cash and equity compensation paid during fiscal 2005 to each non-employee director of the Company. Employee directors do not receive additional compensation for serving as directors. The company provides no retirement benefits or other material perquisites to its non-employee directors.

Name	Retainer	Committee Fees (1)	Total Cash Compensation	Option Grant (2)
Peter L. Bonfield	$30,000.00		$30,000.00	12,000
Marsha B. Congdon	$30,000.00	$10,000.00	$40,000.00	12,000
James R. Fiebiger	$30,000.00	$10,000.00	$40,000.00	12,000
Kevin C. McDonough	$30,000.00	$10,000.00	$40,000.00	12,000
Patrick B. McManus	$30,000.00	$20,000.00	$50,000.00	12,000
Fontaine K. Richardson	$30,000.00	$10,000.00	$40,000.00	12,000

(1)	Each member of the Audit Committee receives $10,000 per year, other than the chair, who receives $20,000 per year. No fees are payable for membership on any other Board committees.

(2)	Non-employee directors are eligible to receive equity compensation under the 1987 Non-Employee Directors’ Stock Option Plan. On the date of each Annual Meeting of Shareholders, each Non-Employee Director elected is automatically granted an option to purchase 12,000 shares of Common Stock. Options are granted at exercise prices equal to the fair market value of the Common Stock on the grant date. On the date of the 2005 Annual Meeting, Directors Bonfield, Congdon, Fiebiger, McDonough, McManus, and Richardson were automatically granted an option for 12,000 shares each at an exercise price of $9.67. All options have a ten-year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant.

Share Ownership Guidelines

To better align the interests of Board members with the interests of shareholders, the Board has adopted share ownership guidelines. Under these guidelines, non-employee directors are expected to achieve ownership of Company Common Stock with a value equal to three times the amount of the annual cash retainer (currently $30,000 resulting in an expected share ownership level of $90,000). Each non-employee director is expected to achieve this level of ownership by April 30, 2011 or within five years of initial election as a director.